Exhibit 1.1

                              ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                               JOHNSON FUNDS, INC.

             The undersigned officer of JOHNSON FUNDS, INC., a corporation duly organized and existing under the Maryland General Corporation Law (the "Corporation"), does hereby certify:

             FIRST:  That the name of the Corporation is JOHNSON FUNDS, INC.

             SECOND: That Article I of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

                                    ARTICLE I

             The name of the corporation (hereinafter called "Corporation") is:

                            JohnsonFamily Funds, Inc.

             THIRD: That the last sentence of Section A of Article IV of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

             A total of Four Hundred Million (400,000,000) shares of Common Stock shall initially be classified as follows:

       Class                     Fund                     Shares

         A       JohnsonFamily Intermediate Fixed      100,000,000
                 Income Fund*

         B       JohnsonFamily Large Cap Equity        100,000,000
                 Fund*

         C       JohnsonFamily Small Cap Equity        100,000,000
                 Fund*

         D       JohnsonFamily International Equity    100,000,000
                 Fund*
    _______________
    * or such other name designated by the Corporation's Board of Directors.

             FOURTH: That the amendments to the Corporation's Articles of Incorporation (the "Amendments") were approved by a majority of the entire Board of Directors of the Corporation.

             FIFTH: That the Amendments are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation

             SIXTH: That the Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

             IN WITNESS WHEREOF, the undersigned officer of the Corporation who executed the foregoing Articles of Amendment hereby acknowledges the same to be her act and further acknowledges that, to the best of her knowledge, information and belief, the matters set forth herein are true in all material respects under the penalty for perjury.

             Dated and effective this 24th day of March, 1998.

                                      JOHNSON FUNDS, INC.



                                      By:  _________________________________
                                           Joan A. Burke
                                           President



                                      Attest:   ____________________________
                                                George A. Balistreri
                                                Secretary